Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Annual Report (the “Report”) of Precision Aerospace Components, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2009, as filed with the Securities and Exchange Commission, Andrew S. Prince, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew S. Prince

Andrew S. Prince
President and Chief Executive Officer and Chief Financial Officer

Date: March 30, 2010